Exhibit 99.1

Important News From

Fountain Powerboats to Repurchase Common Stock

WASHINGTON, NC – December 3, 2007 – Fountain Powerboat Industries, Inc. (AMEX:FPB), a leading manufacturer of high performance sport boats, fish boats and express cruisers, today announced that its Board of Directors has authorized the repurchase of up to $900,000 of the Company’s common stock as and when market prices make repurchases advantageous.

The repurchase program is effective immediately and will allow the Company to repurchase its shares in accordance with the requirements of the Securities and Exchange Commission on the open market, in block trades and in privately negotiated transactions, depending on market conditions and other factors. Purchases may be commenced, suspended, or discontinued at any time.

The repurchase program will be funded using the Company’s working capital. As of November 30, 2007 Fountain Powerboat Industries, Inc. had approximately 4,844,275 shares of common stock outstanding.

About Fountain Powerboats, Inc.

Fountain Powerboats, Inc., a subsidiary of Fountain Powerboat Industries, Inc., has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The company designs, manufactures and sells offshore sport boats, sport fishing boats and express cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 237,000 square feet accommodating 40 to 45 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc. and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements regarding possible future purchases of securities by the Company, which involve risks and uncertainties. Actual results could differ materially from those discussed. Factors that could cause or contribute to such differences, include, but are not limited to, both the terms of the repurchase plan and other policies of our Company, as well as legal limitations on our ability to repurchase our securities under applicable securities laws, rules and regulations. For example, the repurchase plan provides that the Company can make market purchases only in compliance with our insider trading policy. We can make repurchases only during the narrow trading windows established under the Company’s insider trading policy. If material information develops related to our Company, we may not be able to repurchase our securities under our insider trading policy even within normal quarterly trading windows. Further limitations on repurchases of securities by the Company are imposed under other securities regulations, including Rule 10b-18, which limits the timing, volume, price and procedures for repurchases by the Company. The repurchase plan terminates on June 30, 2008, unless reauthorized by our Board of Directors. More information about potential factors which could cause actual results to differ from the forward looking statements included in this announcement is included in our filings with the Securities and Exchange Commission, including in the Risk Factors section of the Form 10-K filed with the Securities and Exchange Commission on September 27, 2007and in subsequent quarterly reports in Form 10-Q All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

For Additional Information:

Irving Smith, Chief Financial Officer
Fountain Powerboat Industries, Inc.
252.975.7004

ismith@fountainpowerboats.com